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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-3 of Bonanza Creek Energy, Inc. and Subsidiaries of our report dated March 22, 2012, relating to our audits of the consolidated financial statements of Bonanza Creek Energy, Inc. and its subsidiaries as of December 31, 2011 and 2010, and for the year ended December 31, 2011 and the period from its inception (December 23, 2010) to December 31, 2010, and the Bonanza Creek Energy Company, LLC and subsidiaries (predecessor) consolidated financial statements for the period January 1, 2010 to December 23, 2010 and the year ended December 31, 2009, which appears in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. and Subsidiaries for the year ended December 31, 2011.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado
January 14, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM